                                                                     Exhibit 3.5


                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                          OF PRIME GROUP REALTY, L.P.

     This AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of December 15, 1997 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined) of the Partnership. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto (the "Limited Partnership Agreement").

                             W I T N E S S E T H:

     WHEREAS, on December 15, 1997, 600,000 Common Shares (the "Over-Allotment Shares") were issued and sold by PGRT to the Underwriters (as defined in the Underwriting Agreement) pursuant to the Underwriters' over-allotment option granted under the Underwriting Agreement;

     WHEREAS, pursuant to Section 4.3.D. of the Limited Partnership Agreement,
(i) PGRT has made a Capital Contribution of the net proceeds from the issuance and sale of the Over-Allotment Shares, and (ii) PGRT shall receive Common Units corresponding to such Over-Allotment Shares;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units as a result of the issuance of 600,000 Common Units to PGRT in connection with the issuance and sale by PGRT of the Over-Allotment Shares to the Underwriters; and

     WHEREAS, Section 2.4 of the Limited Partnership Agreement authorizes, among other things, the Managing General Partner, as true and lawful agent and attorney-in-fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Issuance of Common Units Pursuant to Section 4.3.D. of the Limited Partnership Agreement. The net proceeds from the issuance and sale of the Over-Allotment Shares have been received by the Partnership as a Capital Contribution from PGRT.

The Partnership hereby issues 600,000 Common Units of General Partner Interest to PGRT, pursuant to Section 4.3.D. of the Limited Partnership Agreement, which shall correspond to the Over-Allotment Shares. Such Common Units of General Partner Interest issued pursuant to this Section 1 shall not be evidenced by a Common Unit certificate unless hereafter requested by PGRT.

     Section 2. Amendment of Exhibit A to Limited Partnership Agreement. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of Exhibit A attached hereto. From and after the effectiveness of this Amendment, the amended and restated Exhibit A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3. Reference to and Effect on the Limited Partnership Agreement.

          A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for herein above, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

          B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or
(ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                           [signature page follows]

                         AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                       MANAGING GENERAL PARTNER:
                                       ------------------------

                                       PRIME GROUP REALTY TRUST, a
                                       Maryland real estate investment trust


                                       By: /s/ W. Michael Karnes
                                           -------------------------------

                                       Name: W. Michael Karnes
                                             -----------------------------

                                       Title: Chief Financial Officer
                                              ----------------------------


                                       LIMITED PARTNERS:
                                       ----------------

                                       Each Limited Partner hereby executes
                                       this Amendment to the Limited
                                       Partnership Agreement.

                                       By: PRIME GROUP REALTY TRUST, a
                                           Maryland real estate investment
                                           trust, as  attorney-in-fact

                                           By: /s/ W. Michael Karnes
                                               ---------------------------

                                           Name: W. Michael Karnes
                                                 -------------------------

                                           Its: Chief Financial Officer
                                                --------------------------

                                  EXHIBIT A*

              Partners, Number of Units and Capital Contributions

                                              Number of               Capital
                                             Common Units           Contribution
                                             ------------           ------------
Managing General Partner
------------------------

Prime Group Realty Trust                      12,980,000                 **
     77 West Wacker Drive
     Suite 3900
     Chicago, IL 60601
     Attn: Richard S. Curto
           James F. Hoffman

General Partner
---------------

The Nardi Group, L.L.C                           927,100            $18,542,000
     c/o Stephen J. Nardi
     4100 Madison Street
     Hillside, IL 60162

Limited Partners
----------------

Edward S. Hadesman                               388,677            $ 7,773,540
Trust Dated May 22, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL 60614

Grandville/Northwestern                            9,750            $   195,000
Management Corporation
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL 60614

Carolyn B. Hadesman                               54,544            $ 1,090,880
Trust Dated May 21, 1992
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL 60614

------------
* As amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

**   This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                              Number of               Capital
                                             Common Units           Contribution
                                             ------------           ------------
Limited Partners
----------------

Lisa Hadesman 1991 Trust                         169,053            $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL 60614

Cynthia Hadesman 1991 Trust                      169,053            $ 3,381,060
     c/o Edward S. Hadesman
     2500 North Lakeview, Unit 1401
     Chicago, IL 60614

Tucker B. Magid                                   33,085            $   661,700
     545 Ridge Road
     Highland Park, IL 60035

Frances S. Shubert                                28,805            $   576,100
     511 Lynn Terrace
     Waukegan, IL 60085

Grandville Road Property, Inc.                     7,201            $   144,020
     c/o Ms. Frances S. Shubert
     511 Lynn Terrace
     Waukegan, IL 60085

Sky Harbor Associates                             62,149            $ 1,242,980
     c/o Howard I. Bernstein
     6541 North Kilbourn
     Lincolnwood, IL 60646

Jeffrey A. Patterson                             110,000            $ 2,200,000
     c/o Prime Group Realty Trust
     77 West Wacker Drive
     Suite 3900
     Chicago, IL 60601

              Partners, Number of Units and Capital Contributions

                                              Number of               Capital
                                             Common Units           Contribution
                                             ------------           ------------
Limited Partners
----------------

Primestone Investment Partners, L.P.           7,944,893                 **
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL 60601
     Attn: Paul A. Roehri

Prime Group Limited Partnership                   90,000            $ 1,800,000
     c/o The Prime Group, Inc.
     77 West Wacker Drive
     Suite 3900
     Chicago, IL 60601
     Attn: Michael W. Reshcke
           Robert J. Rudnik

------------
**   This amount shall be inserted by the Managing General Partner.

              Partners, Number of Units and Capital Contributions

                                      Number of Convertible           Capital
                                         Preferred Units            Contribution
                                         ---------------            ------------
Managing General Partner
------------------------

Prime Group Realty Trust                    2,000,000                    **
     77 West Wacker Drive
     Suite 3900
     Chicago, IL 60601
     Attn: Richard S. Curto
           James F. Hoffman


------------
**   This amount shall be inserted by the Managing General Partner.